Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-272782

PROSPECTUS SUPPLEMENT (To Prospectus Dated June 20, 2023)	CONFIDENTIAL

$7,000,000,000

ONEOK, Inc.

$1,250,000,000 4.250% Notes due 2027

$600,000,000 4.400% Notes due 2029

$1,250,000,000 4.750% Notes due 2031

$1,600,000,000 5.050% Notes due 2034

$1,500,000,000 5.700% Notes due 2054

$800,000,000 5.850% Notes due 2064

________________________________________

We are offering $1,250,000,000 aggregate principal amount of our 4.250% notes due 2027 (the “2027 notes”), $600,000,000 aggregate principal amount of our 4.400% notes due 2029 (the “2029 notes”), $1,250,000,000 aggregate principal amount of our 4.750% notes due 2031 (the “2031 notes”), $1,600,000,000 aggregate principal amount of our 5.050% notes due 2034 (the “2034 notes”), $1,500,000,000 aggregate principal amount of our 5.700% notes due 2054 (the “2054 notes”) and $800,000,000 aggregate principal amount of our 5.850% notes due 2064 (the “2064 notes” and, together with the 2027 notes, the 2029 notes, the 2031 notes, the 2034 notes and the 2054 notes, the “notes”).

The 2027 notes will bear interest at the rate of 4.250% per year and will mature on September 24, 2027. The 2029 notes will bear interest at the rate of 4.400% per year and will mature on October 15, 2029. The 2031 notes will bear interest at the rate of 4.750% per year and will mature on October 15, 2031. The 2034 notes will bear interest at the rate of 5.050% per year and will mature on November 1, 2034. The 2054 notes will bear interest at the rate of 5.700% per year and will mature on November 1, 2054. The 2064 notes will bear interest at the rate of 5.850% per year and will mature on November 1, 2064. Interest on the 2027 notes is payable on March 24 and September 24 of each year, beginning on March 24, 2025. Interest on each of the 2029 notes and the 2031 notes is payable on April 15 and October 15 of each year, beginning on April 15, 2025. Interest on each of the 2034 notes, the 2054 notes and the 2064 notes is payable on May 1 and November 1 of each year, beginning on May 1, 2025. Interest on the notes will accrue from September 24, 2024. We may redeem the notes in whole or in part, at any time at the redemption price described under “Description of Notes — Optional Redemption.”

We intend to use the net proceeds from this offering to fund the purchase price for each of the EnLink Transaction (as defined herein) and the Medallion Transaction (as defined herein) and to pay fees and expenses related to the Transactions (as defined herein). We intend to use any remaining net proceeds for general corporate purposes, which may include the repayment of outstanding indebtedness, including the repurchase or redemption of existing notes. This offering is not contingent on the consummation of either the EnLink Transaction or the Medallion Transaction. If (i) the consummation of the EnLink Transaction does not occur on or before the later of (a) the date that is five (5) business days after August 28, 2025 and (b) the date that is five (5) business days after the date to which the outside date under the EnLink Purchase Agreement (as defined herein) may be extended (such later date, the “EnLink Outside Date”), (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee (as defined herein) in writing that we will not pursue the consummation of the EnLink Transaction, we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of Notes — Special Mandatory Redemption.”

The notes will be senior unsecured obligations of ours and will rank equally in right of payment with all of our existing and future unsecured senior debt.

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our subsidiaries. Each guarantee will rank equally in right of payment with all of such guarantor’s existing and future unsecured senior debt and other unsecured guarantees of senior debt. The notes and the guarantees will be effectively junior to any secured indebtedness of ours or any guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of our subsidiaries that do not guarantee the notes, including the indebtedness incurred by (i) Guardian Pipeline, L.L.C., a wholly owned subsidiary of ONEOK, Inc., under the Guardian Term Loan Agreement (as defined herein) and (ii) Viking Gas Transmission Company, a wholly owned subsidiary of ONEOK, Inc., under the Viking Term Loan Agreement (as defined herein).

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 8 of the accompanying base prospectus.

	Offering Price to Public(1)	Underwriting Discounts	Proceeds to us Before Expenses
Per 2027 note	99.964%	0.450%	99.514%
Total	$1,249,550,000	$5,625,000	$1,243,925,000
Per 2029 note	99.894%	0.600%	99.294%
Total	$599,364,000	$3,600,000	$595,764,000
Per 2031 note	99.564%	0.625%	98.939%
Total	$1,244,550,000	$7,812,500	$1,236,737,500
Per 2034 note	99.679%	0.650%	99.029%
Total	$1,594,864,000	$10,400,000	$1,584,464,000
Per 2054 note	99.719%	0.875%	98.844%
Total	$1,495,785,000	$13,125,000	$1,482,660,000
Per 2064 note	99.698%	0.875%	98.823%
Total	$797,584,000	$7,000,000	$790,584,000
Combined total for the notes	$6,981,697,000	$47,562,500	$6,934,134,500

____________

(1)      Plus accrued interest, if any, from September 24, 2024, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no public market for the notes. We expect that the notes will be ready for delivery in registered book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York, on or about September 24, 2024.

________________________________________

Joint Book-Runners

J.P. Morgan	Goldman Sachs & Co. LLC	Barclays	BofA Securities	Wells Fargo Securities
Citigroup	Mizuho	MUFG	Scotiabank	TD Securities	Siebert Williams Shank

Co-Managers

CIBC Capital Markets	Deutsche Bank Securities	PNC Capital Markets LLC	RBC Capital Markets	Regions Securities LLC
SMBC Nikko	Truist Securities			US Bancorp
Academy Securities	BOK Financial Securities, Inc.	Loop Capital Markets	R. Seelaus & Co., LLC

The date of this prospectus supplement is September 10, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of notes. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying base prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus. Please read “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying base prospectus.

We have not, and the underwriters have not, authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement or the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus or in any free writing prospectus is accurate on any date other than the respective date of such document.

Delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing (such settlement being referred to as “T+10”). Pursuant to Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before their delivery will be required, by virtue of the fact that the notes will initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on any date prior to one business day before their delivery should consult their advisors.

In connection with the offering, the underwriters are not acting for anyone other than the issuer. Neither the underwriters nor any of their United Kingdom (“UK”) or EEA-regulated affiliates will be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus or any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither ONEOK nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

S-ii

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the UK will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus or any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither ONEOK nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the UK other than to UK Qualified Investors.

Prohibition of Sales to UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK; (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK (“UK MiFIR”); or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about ONEOK. It is not complete and does not contain all the information that you should consider before investing in the notes. You should carefully read this prospectus supplement, the accompanying base prospectus and the other documents incorporated by reference herein and therein to fully understand ONEOK, the terms of the notes and the tax and other considerations that are important in making your investment decision. Please read “Risk Factors” and the other cautionary statements in this prospectus supplement, the accompanying base prospectus, our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, each of which is incorporated by reference herein, for information regarding risks you should consider before investing in the notes.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us,” “ONEOK” or similar references mean ONEOK, Inc. and its consolidated subsidiaries and predecessors. References to “ONEOK Partners” refer to ONEOK Partners, L.P., our wholly owned subsidiary. References to the “Intermediate Partnership” refer to ONEOK Partners Intermediate Limited Partnership, a wholly owned subsidiary of ONEOK Partners. References to “Magellan” refer to Magellan Midstream Partners, L.P., a wholly owned subsidiary of Intermediate Partnership.

ONEOK, INC.

ONEOK is a corporation incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “OKE.” We deliver energy products and services vital to an advancing world. We are a leading midstream service provider of gathering, processing, fractionation, transportation, storage and marine exports. As one of the largest diversified energy infrastructure companies in North America, we deliver energy that makes a difference in the lives of people in the U.S. and around the world. Through our more than 50,000-mile pipeline network, we transport natural gas, natural gas liquids (“NGL”), the output from crude oil refineries, including products such as gasoline, diesel fuel, aviation fuel, kerosene and heating oil (“Refined Products”) and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 100 West Fifth Street, Tulsa, Oklahoma, 74103-4298, and our telephone number at that address is (918) 588-7000. The information above concerning us is only a summary and does not purport to be comprehensive. We maintain a website at www.oneok.com that provides information about our business and operations. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.

RECENT DEVELOPMENTS

Repayment of 2024 Notes

On September 3, 2024, we repaid all of our 2.75% Senior Notes due 2024 (the “2024 Notes”) pursuant to the terms of that certain Tenth Supplemental Indenture, dated as of August 15, 2019, among ONEOK, ONEOK Partners, Intermediate Partnership and the Trustee. The aggregate principal amount outstanding of the 2024 Notes prior to repayment was $484.5 million.

The EnLink Transaction and the Medallion Transaction

On August 28, 2024, we entered into a Purchase Agreement (the “EnLink Purchase Agreement”) with certain affiliates of Global Infrastructure Partners (“GIP”) pursuant to which we have agreed to acquire (i) 200,340,753 common units representing limited liability company interests (the “EnLink Units”) in EnLink Midstream, LLC, a Delaware limited liability company (“EnLink”), representing approximately 43% of the outstanding EnLink Units, in exchange for consideration equal to $14.90 in cash per EnLink Unit and (ii) all of the outstanding limited liability company interests in the managing member of EnLink in exchange for $300.0 million in cash, for aggregate cash consideration of approximately $3.3 billion.

On August 28, 2024, we also entered into a Purchase and Sale Agreement (the “Medallion Purchase Agreement” and, together with the EnLink Purchase Agreement, the “Purchase Agreements”) with certain affiliates of GIP pursuant to which we have agreed to acquire (i) admission as the general partner of GIP III Trophy Intermediate Holdings, L.P., a Delaware limited partnership (“Medallion”), and the rights and obligations associated therewith, and (ii) all of the issued and outstanding limited partner interests in Medallion, for aggregate cash consideration of $2,434,300,000, subject to certain adjustments set forth in the Medallion Purchase Agreement.

Medallion indirectly owns 40.0% of the issued and outstanding membership interests of Medallion Midland Partners, LLC, a Delaware limited liability company (“MMP”). Pursuant to the governing documents of MMP and the terms of the Medallion Purchase Agreement, the other members of MMP will have a right to sell their 60.0% of the issued and outstanding membership interest of MMP to ONEOK in connection with the Medallion Transaction, in exchange for cash consideration calculated pursuant to the terms of the governing documents of MMP.

The transactions contemplated by the EnLink Purchase Agreement (the “EnLink Transaction”) and the transactions contemplated by the Medallion Purchase Agreement (the “Medallion Transaction” and, together with the EnLink Transaction, the “Transactions”) are each expected to close in the fourth quarter of 2024, subject in each case to the satisfaction of customary closing conditions, including the expiration or termination of all applicable waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Transactions are highly complementary to ONEOK’s existing Permian NGL and crude infrastructure platform and include 1.7 billion cubic feet per day of Permian gas processing capacity and 1.6 million barrels per day of Permian crude gathering capacity. The EnLink Transaction enhances our existing integrated gas and NGL platform in Oklahoma and provides us with gas gathering and processing operations in North Texas that produce solid cash flows and are directly connected to Mont Belvieu by our NGL pipelines. The EnLink Transaction also provides us with a new position in Louisiana that includes 220,000 barrels per day of NGL fractionation capacity and approximately 4.0 billion cubic feet per day of natural gas pipeline capacity, both of which are connected to key demand centers. We anticipate this combined liquids-focused portfolio will present significant potential for enhanced customer product offerings and increased international export opportunities.

After the closing of the EnLink Transaction, we intend to pursue the acquisition of the remaining publicly held EnLink Units in a tax-free transaction.

In connection with, and concurrently with entry into, the Purchase Agreements, we entered into a debt commitment letter with JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA (collectively, “Lead Arrangers”) pursuant to which the Lead Arrangers have agreed to provide us with a multi-delayed-draw unsecured term loan facility (the “Term Loan Facility”) in an aggregate principal amount of up to $6.0 billion available in two draws, subject to a number of customary conditions. Any borrowings under the Term Loan Facility will be concurrent with consummation of each of the Transactions and will each have a maturity date of 364 days after such borrowing.

In addition, Goldman Sachs & Co. LLC served as lead financial advisor to the Company for both of the Transactions. J.P. Morgan Securities, LLC also advised the Company in connection with the Transactions, and BofA Securities also advised the Company in connection with the Medallion Transaction. We intend to issue the notes in this offering in lieu of borrowing under the Term Loan Facility and, as a result, commitments will be correspondingly reduced under the Term Loan Facility.

We intend to use the net proceeds from this offering to fund the purchase price for each of the EnLink Transaction and the Medallion Transaction and to pay fees and expenses related to the Transactions. We intend to use any remaining net proceeds for general corporate purposes, which may include the repayment of outstanding indebtedness, including the repurchase or redemption of existing notes.

This offering is not conditioned on the consummation of either the EnLink Transaction or the Medallion Transaction. The consummation of this offering is not a condition to the consummation of either the EnLink Transaction or the Medallion Transaction. However, if (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the EnLink Transaction, we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). See “Description of Notes — Special Mandatory Redemption.”

Although we expect to close the Transactions in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, we cannot assure you that we will complete either of the Transactions on the terms contemplated or at all. Please see “Risk Factors — Risks Related to the Transactions.”

THE OFFERING

References to “we,” “us” and “our” in this section titled “The Offering” refer to ONEOK, Inc. and not to any of its subsidiaries.

Issuer	ONEOK, Inc.
Notes Offered

$1,250,000,000 aggregate principal amount of 4.250% notes due 2027.

$600,000,000 aggregate principal amount of 4.400% notes due 2029.

$1,250,000,000 aggregate principal amount of 4.750% notes due 2031.

$1,600,000,000 aggregate principal amount of 5.050% notes due 2034.

$1,500,000,000 aggregate principal amount of 5.700% notes due 2054.

$800,000,000 aggregate principal amount of 5.850% notes due 2064.

Maturity

The 2027 notes will mature on September 24, 2027.

The 2029 notes will mature on October 15, 2029.

The 2031 notes will mature on October 15, 2031.

The 2034 notes will mature on November 1, 2034.

The 2054 notes will mature on November 1, 2054.

The 2064 notes will mature on November 1, 2064.

Interest Rate

The 2027 notes will bear interest at the rate of 4.250% per annum, accruing from September 24, 2024.

The 2029 notes will bear interest at the rate of 4.400% per annum, accruing from September 24, 2024.

The 2031 notes will bear interest at the rate of 4.750% per annum, accruing from September 24, 2024.

The 2034 notes will bear interest at the rate of 5.050% per annum, accruing from September 24, 2024.

The 2054 notes will bear interest at the rate of 5.700% per annum, accruing from September 24, 2024.

The 2064 notes will bear interest at the rate of 5.850% per annum, accruing from September 24, 2024.

Interest Payment Dates

Interest on the 2027 notes will be payable semi-annually in arrears on March 24 and September 24 of each year, beginning March 24, 2025, and at maturity or, if applicable, upon their earlier redemption.

Interest on the 2029 notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2025, and at maturity or, if applicable, upon their earlier redemption.

Interest on the 2031 notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2025, and at maturity or, if applicable, upon their earlier redemption.

Interest on the 2034 notes will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2025, and at maturity or, if applicable, upon their earlier redemption.

Interest on the 2054 notes will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2025, and at maturity or, if applicable, upon their earlier redemption.

Interest on the 2064 notes will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2025, and at maturity or, if applicable, upon their earlier redemption.

Optional Redemption

Prior to August 24, 2027 (one month prior to their maturity date) (the “2027 Par Call Date”), we may redeem the 2027 notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.”

On or after the 2027 Par Call Date, we may redeem the 2027 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to September 15, 2029 (one month prior to their maturity date) (the “2029 Par Call Date”), we may redeem the 2029 notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.”

On or after the 2029 Par Call Date, we may redeem the 2029 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to August 15, 2031 (two months prior to their maturity date) (the “2031 Par Call Date”), we may redeem the 2031 notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.”

On or after the 2031 Par Call Date, we may redeem the 2031 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to August 1, 2034 (three months prior to their maturity date) (the “2034 Par Call Date”), we may redeem the 2034 notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.”

On or after the 2034 Par Call Date, we may redeem the 2034 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to May 1, 2054 (six months prior to their maturity date) (the “2054 Par Call Date”), we may redeem the 2054 notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.”

On or after the 2054 Par Call Date, we may redeem the 2054 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to May 1, 2064 (six months prior to their maturity date) (the “2064 Par Call Date”), we may redeem the 2064 notes at our option, in whole or in part, at any time and from time to time, at a redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.”

On or after the 2064 Par Call Date, we may redeem the 2064 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Special Mandatory Redemption

If (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the EnLink Transaction, we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.”

Guarantees

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by ONEOK Partners, Intermediate Partnership and Magellan. See “Description of Notes — Guarantees.”

Ranking

The notes will be senior unsecured obligations and will rank equally with all of our other existing and future unsecured senior debt. The notes will be structurally subordinated to all indebtedness and liabilities of our subsidiaries that do not guarantee the notes. As of the issue date, only ONEOK Partners, Intermediate Partnership and Magellan will guarantee the notes. As of June 30, 2024, after giving effect to this offering, we and the guarantors would have had approximately $29.8 billion of indebtedness. Assuming we had completed this offering on June 30, 2024, after giving effect to the application of the net proceeds as described in “Use of Proceeds” in this prospectus supplement, the notes and the guarantees would have been structurally subordinated to approximately $180 million of outstanding indebtedness of our non-guarantor subsidiaries, comprising the indebtedness under Guardian Pipeline, L.L.C.’s senior unsecured three-year $120 million term loan agreement, dated June 24, 2022 (the “Guardian Term Loan Agreement”) and indebtedness under Viking Gas Transmission Company’s senior unsecured three-year $60 million term loan agreement, dated March 29, 2023 (the “Viking Term Loan Agreement”).

The guarantee of the notes by ONEOK Partners, Intermediate Partnership and Magellan will be senior unsecured obligations of ONEOK Partners, Intermediate Partnership and Magellan and will rank equally with their guarantees of our $2.5 billion revolving credit agreement, as amended and restated (the “$2.5 Billion Credit

Agreement”), our approximately $19.9 billion of notes outstanding (excluding the notes offered hereby) as of June 30, 2024, our commercial paper program and certain of our existing and future unsecured senior debt. The guarantee of the notes by ONEOK Partners will also rank equally with its existing $2.8 billion of senior notes outstanding as of June 30, 2024 and certain of its future unsecured senior debt and any unsecured senior debt that ONEOK Partners may guarantee in the future. The guarantee of the notes by Intermediate Partnership will rank equally with its existing guarantee of ONEOK Partners’ outstanding senior notes and any unsecured senior debt that Intermediate Partnership may guarantee in the future. Additionally, the guarantee of the notes by Magellan will rank equally with its existing guarantee of ONEOK Partners’ outstanding senior notes and any unsecured senior debt that Magellan may guarantee in the future. ONEOK Partners’, Intermediate Partnership’s and Magellan’s guarantees will be structurally subordinated to all indebtedness of our other subsidiaries that do not guarantee the notes, including under the Guardian Term Loan Agreement and the Viking Term Loan Agreement, and effectively subordinated to any of our and the guarantors’ secured indebtedness to the extent of the assets securing such indebtedness. We do not currently have any secured indebtedness but may have secured indebtedness in the future.

Covenants

We will issue the notes under an indenture that contains covenants for your benefit. The covenants restrict our ability, with certain exceptions, to merge or consolidate with another entity or transfer all or substantially all of our property and assets; incur liens; and enter into sale and leaseback transactions.

The indenture will not limit the amount of unsecured debt we or our subsidiaries may incur. The indenture restricts our and certain of our subsidiaries’ ability to incur secured indebtedness (subject to certain exceptions) unless the same security is also provided for the benefit of holders of the notes.

Use of Proceeds

We estimate the net proceeds from this offering, after deducting underwriting discounts and our estimated offering expenses, will be approximately $6.9 billion. We intend to use the net proceeds from this offering to fund the purchase price for each of the EnLink Transaction and the Medallion Transaction and to pay fees and expenses related to the Transactions. We intend to use any remaining net proceeds for general corporate purposes, which may include the repayment of outstanding indebtedness, including the repurchase or redemption of existing notes. This offering is not conditioned upon the consummation of either the EnLink Transaction or the Medallion Transaction. The consummation of this offering is not a condition to the consummation of either the EnLink Transaction or the Medallion Transaction. See “Use of Proceeds.”

There can be no assurance that we will complete either of the Transactions on the terms described herein or at all. If (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the EnLink Transaction, we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.”

Further Issues

We may, at any time, without notice to or consent of the holders of the notes, create and issue further notes ranking equally and ratably in all respects with the notes so that such further notes will be consolidated and form a single series with the notes, with the same terms as the notes. See “Description of Notes — Further Issues.”

Risk Factors

An investment in the notes involves risks. See “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.
Trustee	U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association).

ONEOK SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following table shows ONEOK’s summary audited historical consolidated financial data for the years ended December 31, 2023 and 2022 and unaudited consolidated financial data for the six months ended June 30, 2024 and 2023, and are derived from ONEOK’s consolidated financial statements.

You should read the historical financial data in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto set forth in ONEOK’s Annual Report on Form 10-K for the year ended December 31, 2023 and ONEOK’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are incorporated by reference into this document. See “Where You Can Find More Information.”

	Year Ended December 31,		Six Months Ended June 30, (unaudited)
	2023	2022	2024	2023
	(millions of dollars, except share and per share data)
Operating Data:
Total Revenues	$17,677	$22,387	$9,675	$8,253
Cost of sales and fuel (exclusive of items shown below)	11,929	17,910	5,788	5,829
Operations and maintenance	1,319	958	976	535
Depreciation and amortization	769	626	516	332
General taxes	216	191	169	104
Transaction costs	158	—	—	—
Other operating (income) expense, net	(786)	(105)	(67)	(781)
Operating income	4,072	2,807	2,293	2,234
Equity in net earnings from investments	202	148	164	83
Other income (expense), net	89	(29)	11	21
Interest expense (net of capitalized interest of $43, $57, $28 and $24, respectively)	(866)	(676)	(598)	(346)
Income before income taxes	3,497	2,250	1,870	1,992
Income taxes	(838)	(528)	(451)	(475)
Net income	2,659	1,722	1,419	1,517
Less: Preferred stock dividends	1	1	—	—
Net income available to common shareholders	$2,658	$1,721	$1,419	$1,517
Earnings per share of common stock
Net earnings per share, basic	$5.49	$3.85	$2.43	$3.38
Net earnings per share, diluted	$5.48	$3.84	$2.42	$3.38
Average shares (millions)
Basic	484.3	447.5	584.4	448.2
Diluted	485.4	448.4	585.7	449.0
Dividends paid per share of common stock	$3.82	$3.74	$1.98	$1.92

RISK FACTORS

An investment in the notes involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and the risk factors described under “Risk Factors” therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying base prospectus. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Related to the Transactions

Completion of each of the Transactions is subject to a number of conditions, including certain conditions that may not be satisfied or completed on a timely basis or at all.

Completion of the EnLink Transaction and the Medallion Transaction is subject to a number of conditions, including, among other things, the termination or expiration of the applicable waiting periods under the HSR Act. Such conditions, some of which are beyond our control, may not be satisfied or waived in a timely manner or at all and, therefore, make the completion and timing of the completion of each of the Transactions uncertain. In addition, the parties to each of the EnLink Purchase Agreement and the Medallion Purchase Agreement have certain termination rights, which if exercised, will also result in the respective Transaction not being consummated.

If the Transactions are not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transactions, we will be subject to a number of risks, including:

•        subject to limited exceptions, we will be required to pay our costs relating to the Transactions, such as legal, accounting and financial advisory, whether or not the Transactions are completed;

•        time and resources committed by our management to matters relating to the Transactions could otherwise have been devoted to pursuing other beneficial opportunities; and

•        the market price of our securities could decline to the extent that the current market price reflects a market assumption that the Transactions will be completed.

In addition to the above risks, if either Purchase Agreement is terminated and our board of director seeks another acquisition, our investors cannot be certain that we will be able to find a party willing to enter into a transaction as attractive to us as the EnLink Transaction or the Medallion Transaction.

The EnLink Purchase Agreement and the Medallion Purchase Agreement may be amended or modified without your consent.

Between the time of the issuance of the notes and the consummation of the EnLink Transaction and the Medallion Transaction, the parties to the respective Purchase Agreements or other related transaction documents may agree to modify or waive the terms or conditions of such documents without consent from the holders of the notes. The terms of the notes will not preclude the parties to the Purchase Agreements from making certain changes to the terms of either the EnLink Purchase Agreement or the Medallion Purchase Agreement or from waiving certain conditions to the Transactions that may adversely affect your investment in the notes. Accordingly, each Purchase Agreement may be amended or waived in a manner that is adverse to the interests of the holders of the notes, including an extension of the EnLink Outside Date under the EnLink Purchase Agreement, an extension of the outside date under the Medallion Purchase Agreement, a change in the purchase price under either of the respective Purchase Agreements, or a change to the structure of the EnLink Transaction or the Medallion Transaction.

Completion of the Transactions may trigger change in control or other provisions in certain agreements to which EnLink or Medallion or any of their respective subsidiaries or joint ventures is a party.

The completion of the Transactions may trigger change in control or other provisions in certain agreements to which EnLink, Medallion or any of their respective subsidiaries or joint ventures is a party. If EnLink or Medallion are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under such agreements, potentially terminate such agreements, or seek monetary damages. Even if EnLink or Medallion are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate such agreements on terms less favorable to EnLink or Medallion or the applicable subsidiary or joint venture. Further, it may not be practicable to obtain waivers for certain change of control provisions and the conditions to such provisions may be subject to factors beyond our control. For example, the EnLink Transaction will constitute a change of control under the indentures governing EnLink’s 5.625% Senior Notes due 2028 and 6.500% Senior Notes due 2030 and, if such change of control were to be accompanied by certain ratings events, EnLink would be required to offer to repurchase such notes at a price set forth in the respective indentures. In addition, the EnLink Transaction will constitute a change of control under EnLink’s revolving credit facility and, as a result, EnLink must obtain a waiver from the lenders thereunder. If EnLink is not able to obtain such waiver, the outstanding borrowings under such facility would need to be repaid in connection with the EnLink Transaction.

We expect to incur significant transaction costs in connection with the Transactions, which may be in excess of those anticipated by us.

We have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Transactions, combining the operations of the companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by us whether or not the Transactions are completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. We will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. We will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Transactions and the integration of the companies’ businesses. While we have assumed that a certain level of expenses would be incurred, there are many factors beyond our control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by us, even if the Transactions are not completed, could have an adverse effect on our financial condition and operating results.

The announcement and pendency of the Transactions may adversely affect our business, financial results and operations.

Whether or not the Transactions are completed, the announcement and pendency of the Transactions could cause disruptions to our business, including:

•        our, EnLink’s and Medallion’s current and prospective employees may experience uncertainty about their future roles with us, which might adversely affect our, EnLink’s and Medallion’s abilities to retain key managers and other employees;

•        uncertainty regarding the completion of the Transactions may cause our, EnLink’s and Medallion’s commercial and vendor partners or others that deal with us EnLink or Medallion to delay or defer certain business decisions or to decide to seek to terminate, change or renegotiate their relationships with us, EnLink or Medallion, which could negatively affect our, EnLink’s or Medallion’s respective revenues, earnings and cash flows; and

•        the attention of our, EnLink’s and Medallion’s management may be directed toward the completion of the Transactions as well as integration planning, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to our, EnLink’s and Medallion’s respective businesses.

We have and will continue to divert significant management resources in an effort to complete the Transactions, and EnLink and Medallion are subject to restrictions contained in the respective Purchase Agreements on the conduct of their respective businesses. If the Transactions are not completed, we will have incurred significant costs, including the diversion of management resources, for which we will have received little or no benefit.

We may be unable to integrate the businesses of EnLink and Medallion successfully or realize the anticipated benefits of the Transactions.

Our ability to achieve the anticipated benefits of the Transactions will depend in part upon whether we can integrate EnLink’s and Medallion’s businesses into our existing business in an efficient and effective manner. We may not be able to accomplish this integration process successfully. Potential difficulties that we may encounter as part of the integration process include the following:

•        the inability to successfully combine the businesses of EnLink and Medallion into our existing business in a manner that permits us to achieve, on a timely basis, or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the Transactions;

•        complexities associated with managing the combined businesses, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•        the assumption of contractual obligations with less favorable or more restrictive terms; and

•        potential unknown liabilities and unforeseen increased expenses or delays associated with the Transactions.

In addition, ONEOK, EnLink and Medallion have operated and, until the completion of the Transactions, will continue to operate, independently. It is possible that the integration process could result in the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the Transactions or could reduce each company’s earnings or otherwise adversely affect our business and financial results following the Transactions.

The synergies attributable to the Transactions may vary from expectations.

We may fail to realize the anticipated benefits and synergies expected from the Transactions, which could adversely affect our business, financial condition and operating results. The success of the Transactions will depend, in significant part, on our ability to successfully integrate the acquired businesses, grow our revenue and realize the anticipated strategic benefits and synergies from the Transactions. We believe that the Transactions will provide operational and financial scale, increasing free cash flow, and enhancing our corporate rate of return. However, achieving these goals requires, among other things, realization of the targeted cost and commercial synergies expected from the Transactions. This growth and the anticipated benefits of the Transactions may not be realized fully or at all or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If we are not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Transactions within the anticipated timing or at all, our business, financial condition and operating results may be adversely affected, our earnings per share may be diluted, the accretive effect of the Transactions may decrease or be delayed and our share price may be negatively impacted.

Our future results following the Transactions will suffer if we do not effectively manage our expanded operations.

Following the Transactions, the size of our business will increase. Our future success will depend, in part, upon our ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. We may also face increased scrutiny from governmental authorities as a result of the increase in the size of our business. There can be no assurances that we will be successful or that we will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Transactions.

Risks Related to the Notes

Our indebtedness and guarantee obligations could impair our financial condition and our ability to fulfill our obligations, including our obligations under the notes.

As of June 30, 2024, prior to giving effect to this offering, we had total consolidated indebtedness of approximately $21.9 billion (inclusive of unamortized debt issuance costs and discounts). See “Capitalization.”

Our indebtedness and guarantee obligations could have significant consequences to you. For example, they could:

•        make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness due to the increased debt-service obligations, which could, in turn, result in an event of default on such other indebtedness or the notes;

•        impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general business purposes;

•        diminish our ability to withstand a downturn in our business or the economy;

•        require us to dedicate a substantial portion of our cash flows from operations to debt-service payments, reducing the availability of cash for working capital, capital expenditures, acquisitions, dividends, share repurchases or general corporate purposes;

•        limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•        place us at a competitive disadvantage compared with our competitors that have proportionately less debt and fewer guarantee obligations.

If we are unable to meet our debt-service obligations, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all.

We are not prohibited under the indenture governing the notes from incurring additional indebtedness. Our incurrence of significant additional indebtedness could exacerbate the negative consequences mentioned above and could materially adversely affect our ability to repay the notes.

We have a holding company structure in which our subsidiaries and affiliates conduct our operations and own a substantial portion of our operating assets, causing us to be dependent upon their distributions to make payments on the notes.

As we are a holding company, our subsidiaries and affiliates conduct our operations and own a substantial portion of our operating assets. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to make distributions, dividends, loans or advances to us. The ability of our subsidiaries to make distributions, dividends, loans or advances to us may be restricted by, among other things, future and existing credit facilities, applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount of the notes at maturity, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes on acceptable terms or at all.

As a result of our holding company structure, the notes will be structurally subordinated to liabilities and indebtedness of our subsidiaries other than ONEOK Partners, Intermediate Partnership and Magellan, which will guarantee the notes, including the indebtedness under the Guardian Term Loan Agreement and the Viking Term Loan Agreement, and effectively subordinated to any of our and the guarantors’ secured indebtedness to the extent of the assets securing such indebtedness.

A substantial portion of our operating assets are owned by our subsidiaries or our affiliates. The notes will not be guaranteed by our subsidiaries or other affiliates, other than ONEOK Partners, Intermediate Partnership and Magellan, and our subsidiaries and such affiliates are not prohibited under the indenture that will govern the notes from incurring additional indebtedness. As a result, holders of the notes will be structurally subordinated to claims of third-party creditors, including holders of indebtedness, of these non-guarantor subsidiaries and such affiliates, including those under the Guardian Term Loan Agreement and Viking Term Loan Agreement. Claims of those other creditors, including trade creditors, secured creditors, governmental authorities, and holders of indebtedness or guarantees issued by our non-guarantor subsidiaries, will generally have priority as to the assets of our non-guarantor subsidiaries over claims by the holders of the notes. As a result, rights of payment of holders of our indebtedness, including the holders of the notes, will be structurally subordinated to all those claims of creditors of our non-guarantor subsidiaries, including those under the Guardian Term Loan Agreement and Viking Term Loan Agreement.

Assuming we had completed this offering on June 30, 2024, after giving effect to the application of the net proceeds as described in “Use of Proceeds” in this prospectus supplement, the notes and the guarantees would have been structurally subordinated to approximately $180.0 million of outstanding indebtedness of our non-guarantor subsidiaries, comprising the indebtedness under the Guardian Term Loan Agreement and Viking Term Loan Agreement. In addition, if any of ONEOK Partners, Intermediate Partnership or Magellan is no longer our subsidiary or no longer has any capital markets debt securities outstanding or guarantees any capital markets debt securities issued by us or the other guarantor, in each case other than the notes, so long as no default or event of default under the indenture has occurred or is continuing, they will be released from their obligations under the indenture, and its guarantees will no longer be in effect.

In addition, holders of our and the guarantors’ secured indebtedness would have claims with respect to the assets constituting collateral for such indebtedness that are prior to your claims under the notes or the guarantees. We do not currently have any secured indebtedness, but may have secured indebtedness in the future. In the event of a default on such secured indebtedness or our bankruptcy, liquidation or reorganization, our assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes or the guarantees.

While the indenture governing the notes places some limitations on our ability to create liens, there are significant exceptions to these limitations, including with respect to sale and leaseback transactions, which will allow us to secure some kinds of indebtedness without equally and ratably securing the notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the notes and the holders of other claims against us with respect to our other assets.

Your ability to transfer the notes at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

The notes are a new issue of securities for which there is no established public market. Although we have registered the offer and sale of the notes under the U.S. Securities Act of 1933, as amended (the “Securities Act”), we do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so, and they may discontinue their market making activities at any time without notice. An active market for the notes may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the notes within a time or at a price you desire or at all.

Upon an event of default, we may have insufficient funds to make any payments due on the notes.

A default under the indenture that will govern the notes, the indenture governing our and ONEOK Partners’ senior notes, our $2.5 Billion Credit Agreement, the Guardian Term Loan Agreement, the Viking Term Loan Agreement or any other debt that we may have outstanding from time to time could result in an event of default under those agreements after any applicable grace period. If not waived or rescinded, the default could result in acceleration of the debt outstanding under those agreements and a default with respect to, and an acceleration of, the debt outstanding under other debt agreements, including the indenture that will govern the notes. The accelerated debt would become immediately due and payable. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such debt. Even if new financing were available at that time, it may not be on terms that are acceptable to us. If our debt is in default for any reason, our business, financial condition and results of operations could be materially adversely affected.

If (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the EnLink Transaction, we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes at a special mandatory redemption price and may not have or be able to obtain all the funds necessary to redeem such notes. In addition, if we are required to redeem such notes, you may not obtain your expected return on the redeemed notes.

Our ability to consummate the Transactions is subject to various closing conditions, certain of which are beyond our control, and we may not be able to consummate the Transactions within the timeframe specified in “Description of Notes — Special Mandatory Redemption,” or at all.

If (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the EnLink Transaction, we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.” However, there is no escrow account or security interest for the benefit of the noteholders, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem the notes required to be redeemed in connection with the Special Mandatory Redemption. In addition, even if we are able to redeem such notes pursuant to the provisions relating to the Special Mandatory Redemption, you may not obtain your expected return on the notes to be redeemed in connection therewith and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in such notes is made at the time of the offering of such notes. You will have no rights under the provisions relating to the Special Mandatory Redemption as long as the EnLink Transaction is consummated on or before the EnLink Outside Date, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the Transactions, we experience any changes (including any material changes) in our business or financial condition or if the terms of the Transactions or financing thereof change (including in material respects).

USE OF PROCEEDS

We estimate the net proceeds from this offering, after deducting underwriting discounts and the estimated expenses of this offering payable by us, will be approximately $6.9 billion. We intend to use the net proceeds from this offering to fund the purchase price for each of the EnLink Transaction and the Medallion Transaction and to pay fees and expenses related to the Transactions. We intend to use any remaining net proceeds for general corporate purposes, which may include the repayment of outstanding indebtedness, including the repurchase or redemption of existing notes.

The consummation of this offering is not conditioned upon the consummation of either the EnLink Transaction or the Medallion Transaction. The consummation of this offering is not a condition to the consummation of either the EnLink Transaction or the Medallion Transaction.

There can be no assurance that we will complete the Transactions on the terms described herein or at all. If (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the Transactions, we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.”

The net proceeds from this offering will not be deposited into an escrow account pending completion of either of the Transactions or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024, on:

•        a historical basis; and

•        an as adjusted basis to give effect to this offering of notes and the receipt of net proceeds therefrom.

This table does not reflect the application of the net proceeds from this offering as described under “Use of Proceeds.” This table should be read in conjunction with our historical consolidated financial statements and the notes to those financial statements that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, each of which is incorporated by reference herein, and the “Use of Proceeds” section in this prospectus supplement.

	June 30, 2024
	Historical	As Adjusted(1)
	(millions of dollars)
Cash and cash equivalents	$36	$6,952
Debt, including current maturities(2):
4.250% notes due 2027 offered hereby	$—	$1,250
4.400% notes due 2029 offered hereby	—	600
4.750% notes due 2031 offered hereby	—	1,250
5.050% notes due 2034 offered hereby	—	1,600
5.700% notes due 2054 offered hereby	—	1,500
5.850% notes due 2064 offered hereby	—	800
$2.5 Billion Credit Agreement(3)	—	—
Commercial paper program(4)	180	180
Other long-term debt, excluding current maturities(5)	21,439	21,439
Current maturities of long-term debt(6)	1,354	1,354
Long-term debt, including current maturities(5)(6)	22,973	29,973
Unamortized debt issuance costs and discounts	(1,100)	(1,184)
Total debt	21,873	28,789
Total shareholders’ equity	16,709	16,709
Total capitalization	$38,582	$45,498

____________

(1)      Does not give effect to the Transactions or the application of the net proceeds from this offering as described under “Use of Proceeds.”

(2)      Inclusive of $484.5 million aggregate principal amount outstanding of 2024 Notes, which were repaid on September 3, 2024. This payoff is not reflected in the “As Adjusted” column.

(3)      As of September 9, 2024, ONEOK had no borrowings outstanding under its $2.5 Billion Credit Agreement.

(4)      As of September 9, 2024, ONEOK had $650.0 million of borrowings outstanding under its commercial paper program.

(5)      Inclusive of $60.0 million of borrowings outstanding under the Viking Term Loan Agreement.

(6)      Inclusive of $120.0 million of borrowings outstanding under the Guardian Term Loan Agreement.

DESCRIPTION OF NOTES

The following description is a summary of the material terms of our notes. The descriptions in this prospectus supplement and the accompanying base prospectus contain a description of certain terms of the notes and the indenture under which the notes will be issued but do not purport to be complete, and reference is hereby made to the indenture that is an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus are a part and to the U.S. Trust Indenture Act of 1939, as amended. This summary supplements the description of debt securities in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The following description of the notes and the description of the debt securities contained in the accompanying base prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture. You may request a copy of the indenture from us as set forth under “Where You Can Find More Information” below. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated herein by reference. In this “Description of Notes,” references to “we,” “us” and “our” refer to ONEOK, Inc. and not to any of its subsidiaries.

General

Each series of notes will be issued under a senior indenture (as amended and supplemented from time to time, including supplements setting forth the terms of the notes, the “indenture”) among us, ONEOK Partners, Intermediate Partnership, Magellan Midstream Partners, L.P. (“Magellan”) and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).

The notes will be senior debt securities that will be our direct, unsecured obligations and will rank equally with all of our existing and future unsecured senior indebtedness. The notes will be guaranteed on a senior unsecured basis, jointly and severally by ONEOK Partners, Intermediate Partnership and Magellan, three of our subsidiaries, however, such guarantors will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors. Each guarantee will rank equally in right of payment with all of such guarantor’s existing and future unsecured senior debt and their other unsecured guarantees of senior debt. The notes will be structurally subordinated to all existing and future debt and other obligations of our non-guarantor subsidiaries and will be effectively subordinated to all of our and the guarantors’ future secured debt to the extent of the value of the collateral securing such debt. Assuming we had completed this offering on June 30, 2024, after giving effect to the application of the net proceeds as described in “Use of Proceeds” in this prospectus supplement, the notes and the guarantees would have been structurally subordinated to approximately $180 million of outstanding indebtedness of our non-guarantor subsidiaries, comprising the indebtedness under the Guardian Term Loan Agreement and the Viking Term Loan Agreement.

We will issue the 2027 notes in an initial aggregate principal amount of $1,250,000,000. We will issue the 2029 notes in an initial aggregate principal amount of $600,000,000. We will issue the 2031 notes in an initial aggregate principal amount of $1,250,000,000. We will issue the 2034 notes in an initial aggregate principal amount of $1,600,000,000. We will issue the 2054 notes in an initial aggregate principal amount of $1,500,000,000. We will issue the 2064 notes in an initial aggregate principal amount of $800,000,000.

We will issue the notes in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.

Because we conduct our operations through our subsidiaries, our ability to service our debt, including our obligations under the notes, and other obligations are dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of distributions, dividends, loans or advances from our subsidiaries or the repayment of loans or advances from us by our subsidiaries. Any payment of distributions, dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Our non-guarantor subsidiaries and affiliates have no obligation to pay any amounts due on the notes.

The notes will not be subject to a sinking fund provision.

The notes are subject to defeasance at our option as provided in the indenture. Unless we redeem the notes prior to maturity, the entire principal amount of the applicable series of notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on (i) September 24, 2027, in the case of the 2027 notes, (ii) October 15, 2029, in the case of the 2029 notes, (iii) October 15, 2031, in the case of the 2031 notes, (iv) November 1, 2034, in the case of the 2034 notes, (v) November 1, 2054, in the case of the 2054 notes, and (vi) November 1, 2064, in the case of the 2064 notes.

The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other unsecured debt or issue preferred stock.

Interest

Interest on the notes will accrue (i) at 4.250% per annum from September 24, 2024, in the case of the 2027 notes, (ii) at 4.400% per annum from September 24, 2024, in the case of the 2029 notes, (iii) at 4.750% per annum from September 24, 2024, in the case of the 2031 notes, (iv) at 5.050% per annum from September 24, 2024, in the case of the 2034 notes, (v) at 5.700% per annum from September 24, 2024, in the case of the 2054 notes, and (vi) at 5.850% per annum from September 24, 2024, in the case of the 2064 notes. Interest on the 2027 notes will be payable in U.S. dollars semi-annually in arrears on March 24 and September 24 of each year, beginning on March 24, 2025 and at maturity or, if applicable, earlier redemption. Interest on each of the 2029 notes and the 2031 notes will be payable in U.S. dollars semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025 and at maturity or, if applicable, earlier redemption. Interest on each of the 2034 notes, the 2054 notes and the 2064 notes will be payable in U.S. dollars semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2025 (each such date, an “Interest Payment Date”) and at maturity or, if applicable, earlier redemption. Interest payable on an Interest Payment Date will be paid to the person in whose name the note is registered at the close of business on: (i) March 1 or September 1 for the 2027 notes, (ii) April 1 or October 1 for the 2029 notes and the 2031 notes and (iii) April 15 and October 15 for the 2034 notes, the 2054 notes and the 2064 notes, as the case may be (whether or not a business day in the City of New York), immediately preceding such Interest Payment Date.

Interest payable at maturity or earlier redemption will be paid against presentation and surrender of the related notes, subject to the procedures of the depositary, as applicable, provided below. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date, the maturity date or any redemption date is not a business day in New York, New York, the required payment shall be made on the next succeeding day that is a business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, maturity date or redemption date, as the case may be, to such next business day.

For so long as the notes are held in book-entry by DTC (or another depositary), principal and interest payments on the notes, and at maturity or earlier redemption of the notes, shall be made in accordance with the customary procedures of the depositary. See “— Book-Entry System.”

Special Mandatory Redemption

If (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the EnLink Transaction (the earlier of the date of delivery of such notice described in clause (iii), the EnLink Outside Date and the date the EnLink Purchase Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), we will be required to redeem the 2027 notes, the 2029 notes and the 2031 notes (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that we become obligated to redeem the notes of any series pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five Business Days after the Special Mandatory Redemption Trigger Date, deliver written notice to the Trustee of the Special Mandatory Redemption and the date upon which such notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third Business Day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered holder of notes to be redeemed. The Trustee will then promptly mail or deliver electronically if such notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of notes to be redeemed at its registered address. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.

Upon the occurrence of the closing of the EnLink Transaction, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

Optional Redemption

Optional Redemption of the 2027 Notes

Prior to August 24, 2027, the 2027 Par Call Date, we may redeem the 2027 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2027 notes matured on the 2027 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the 2027 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2027 Par Call Date, we may redeem the 2027 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption of the 2029 Notes

Prior to September 15, 2029, the 2029 Par Call Date, we may redeem the 2029 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 notes matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the 2029 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2029 Par Call Date, we may redeem the 2029 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption of the 2031 Notes

Prior to August 15, 2031, the 2031 Par Call Date, we may redeem the 2031 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 notes matured on the 2031 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the 2031 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2031 Par Call Date, we may redeem the 2031 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption of the 2034 Notes

Prior to August 1, 2034, the 2034 Par Call Date, we may redeem the 2034 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2034 notes matured on the 2034 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the 2034 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2034 Par Call Date, we may redeem the 2034 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2034 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption of the 2054 Notes

Prior to May 1, 2054, the 2054 Par Call Date, we may redeem the 2054 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2054 notes matured on the 2054 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the 2054 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2054 Par Call Date, we may redeem the 2054 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2054 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Redemption of the 2064 Notes

Prior to May 1, 2064, the 2064 Par Call Date, we may redeem the 2064 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2064 notes matured on the 2064 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the 2064 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2064 Par Call Date, we may redeem the 2064 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2064 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Definitions Applicable to the Optional Redemption of Each Series of Notes

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

For each series of notes, the Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Terms Applicable to the Optional Redemption of the Each Series of Notes

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the redemption price or any component thereof.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes (including the selection of notes for redemption if applicable) shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Mandatory Redemption

Other than as set forth in “— Special Mandatory Redemption,” we will not be required to make any mandatory sinking fund payments with regard to the notes or to redeem any of the notes before maturity.

Covenants

The notes will have the benefit of the covenants set forth under “Description of Debt Securities — Certain Restrictive Covenants Under Our Senior Indenture” and “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying base prospectus.

Guarantees

ONEOK Partners, Intermediate Partnership and Magellan will unconditionally guarantee the payment of the notes on a senior unsecured basis, however, will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors. Notwithstanding the preceding sentence, ONEOK Partners, Intermediate Partnership and/or Magellan will be released from their obligations under the indenture, and its guarantees will no longer be in effect, if such guarantor is (i) no longer our subsidiary or (ii) no longer (x) an obligor on, or issuer of, any capital markets debt securities or (y) a guarantor of any capital markets debt securities issued by us or the other guarantor, in each case other than the notes, so long as no default or event of default under the indenture has occurred or is continuing. In such event, such guarantor will give the Trustee written notice to that effect, and we and the Trustee will execute and deliver a supplemental indenture reflecting the release of the guarantee. Such guarantor will also be released from its obligations under the indenture, and its guarantee will no longer be in effect, if either a defeasance or satisfaction and discharge of the indenture occur.

ONEOK Partners’, Intermediate Partnership’s and Magellan’s guarantees will be senior unsecured obligations of ONEOK Partners, Intermediate Partnership and Magellan and will rank equally in right of payment with their guarantees of our $2.5 Billion Credit Agreement, our approximately $19.9 billion of notes outstanding as of June 30, 2024 (excluding the notes contemplated hereby), our commercial paper program and certain of our existing and future unsecured senior debt. The guarantee of the notes by ONEOK Partners will also rank equally with its existing $2.8 billion of notes outstanding as of June 30, 2024 and certain of its existing and future unsecured senior debt and any unsecured senior debt that ONEOK Partners may guarantee in the future. The guarantee of the notes by Intermediate Partnership and Magellan will rank equally with their existing guarantees of ONEOK Partners’ outstanding senior notes and any unsecured senior debt that Intermediate Partnership or Magellan may guarantee in the future. ONEOK Partners’, Intermediate Partnership’s and Magellan’s guarantees will be structurally subordinated to all indebtedness of our other subsidiaries that do not guarantee the notes, including under the Guardian Term Loan Agreement and the Viking Term Loan Agreement, and effectively subordinated to any of our and the guarantors’ secured indebtedness to the extent of the assets securing such indebtedness.

Events of Default

The notes will have the events of default set forth under “Description of Debt Securities — Events of Default” in the accompanying base prospectus.

Further Issues

We may from time to time, without the consent of existing holders, create and issue additional notes having the same terms and conditions as any of the series of notes contemplated hereby in all respects, except for settlement date, issue price and, if applicable, the first payment of interest on the additional notes. Additional notes issued in this manner will be consolidated with, and will form a single series with, the applicable series of outstanding notes. If any such additional notes are not fungible with the applicable series of outstanding notes for U.S. federal income tax or other purposes, they will be issued with a different CUSIP number (or other applicable identifying number).

Governing Law

The indenture and the notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Trustee and Paying Agent

U.S. Bank Trust Company, National Association, as successor trustee to U.S. Bank National Association, will act as the trustee, paying agent and registrar under the indenture and the notes, until such time as a successor trustee, paying agent or registrar may be appointed. We maintain customary banking relationships with U.S. Bank Trust Company, National Association and affiliated entity U.S. Bank National Association.

Book-Entry System

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “— Certificated Notes”:

•        you will not be entitled to receive a certificate representing your interest in the notes;

•        all references in this prospectus supplement or in the accompanying base prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•        all references in this prospectus supplement or the accompanying base prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will initially act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us that it is:

•        a limited-purpose trust company organized under the New York Banking Law;

•        a “banking organization” under the New York Banking Law;

•        a member of the Federal Reserve System;

•        a “clearing corporation” under the New York Uniform Commercial Code; and

•        a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The U.S. Securities and Exchange Commission (the “SEC”) has on file a set of the rules applicable to DTC and its direct participants.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “— Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg is an indirect participant in DTC. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream, Luxembourg customer either directly or indirectly.

The Euroclear System

Euroclear has advised us that the Euroclear System was created in 1968 to hold securities for participants in the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions on the Euroclear System may now be settled in many currencies, including U.S. dollars. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

The Euroclear System is operated by Euroclear (the “Euroclear Operator”), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•        transfers of securities and cash within the Euroclear System;

•        withdrawal of securities and cash from the Euroclear System; and

•        receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Euroclear further has advised us that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the notes.

The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Book-Entry Format

Under the book-entry format, the Trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the Trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the Trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants.

In addition, we and the Trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The Trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. We will make principal and interest payments on the notes in immediately available funds or the equivalent. Secondary market trading between DTC direct participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity (if any) in the notes.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•        the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice;

•        an event of default occurs and is continuing with respect to the notes, and the depository notifies the Trustee of its desire to exchange the global notes for certificated notes; or

•        we determine in our sole discretion that we will no longer have notes represented by global securities.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The Trustee will reissue the notes in fully certificated registered form and will recognize the registered holders of the certificated notes as holders under the indenture.

Unless and until we issue the notes in fully certificated registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement or in the accompanying base prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement or the accompanying base prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes. A different treatment than that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion is general in nature and does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and tax consequences applicable to persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        beneficial owners of our existing debt;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons subject to the alternative minimum tax;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•        persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, mutual funds, insurance companies and other financial institutions;

•        U.S. Holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•        individual retirement and other tax deferred accounts;

•        real estate investment trusts or regulated investment companies (and investors therein);

•        brokers, dealers or traders in securities;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and investors therein);

•        S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        tax-exempt organizations or governmental organizations; and

•        persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Certain Additional Payments

As discussed in the section entitled “Description of Notes — Special Mandatory Redemption”, we may be obligated to repay the notes prior to maturity and we may be obligated to pay amounts on the notes that are in excess of interest or principal on the notes in the event that (i) the consummation of the EnLink Transaction does not occur on or before the EnLink Outside Date, (ii) prior to the EnLink Outside Date, the EnLink Purchase Agreement is terminated or (iii) we otherwise notify the Trustee that we will not pursue the consummation of the EnLink Transaction. These potential payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” However, we intend to take the position that, as of the initial issue date of the notes, the possibility of such Special Mandatory Redemption is a remote and/or incidental contingency, and therefore should not cause the notes to be treated as contingent payment debt instruments.

As discussed in the section entitled “Description of Notes — Optional Redemption,” we may repay the notes prior to maturity, and we may pay amounts on the notes that are in excess of stated interest or principal on the notes at our option (an “Optional Redemption”). Under the applicable Treasury Regulations, for purposes of determining the yield and maturity of a debt instrument (such as a note) with an unconditional option or options that, if exercised, require payments to be made under an alternative payment schedule or schedules (e.g., a call option), the issuer is deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the debt instrument (the “Option Rule”).

Based upon the foregoing and pursuant to the Option Rule, we believe that, for purposes of determining the maturity date of the notes and the original issue discount, if any, on the notes, the notes should be treated as if we did not elect to call the notes before their maturity date, because electing to call the notes would increase the yield on the notes. This assumption is made for purposes of determining whether the notes are issued with original issue discount for U.S. federal income tax purposes and is not an indication of our intention to exercise an Optional Redemption. Based in part on the foregoing, we believe the notes should not be treated as contingent payment debt instruments as a result of the Optional Redemption. In addition, we believe the exercise of our call options are remote and/or incidental contingencies, and therefore should not cause the notes to be treated as contingent payment debt instruments.

Our positions with respect to the Mandatory Redemption and Optional Redemption are not binding on the IRS and it is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income, rather than capital gain, any gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Each holder should consult its own tax advisor regarding the possible application of the Option Rule and the contingent payment debt instrument rules to the notes.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will not be treated as issued with original issue discount for U.S. federal income tax purposes. In general, however, if the notes are issued with more than de minimis original issue discount (generally, original issue discount is not de minimis if it is equal to or more than 0.25% of the stated principal amount multiplied by the number of complete years to maturity), a U.S. Holder will be required to include original issue discount in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the proceeds received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from information reporting and backup withholding, including corporations and certain tax-exempt organizations, but may need to properly certify as to their exempt status. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•        the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•        the holder furnishes an incorrect taxpayer identification number;

•        the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•        the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for establishing such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions below concerning backup withholding and FATCA, interest paid on a note to a Non-U.S. Holder which interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty) under the “portfolio interest” exemption if such Non-U.S. Holder properly certifies as to its foreign status, as described below, provided that:

•        the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•        the Non-U.S. Holder is not a “controlled foreign corporation” related to us through actual or constructive stock ownership; and

•        the Non-U.S. Holder is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

The portfolio interest exemption generally applies only if the Non-U.S. Holder also appropriately certifies as to its foreign status. A Non-U.S. Holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, an applicable successor form) to the applicable withholding agent. If the Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such Non-U.S. Holder may be required to provide appropriate certifications to the agent. Such Non-U.S. Holder’s agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from U.S. federal withholding tax on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from U.S. federal withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States. Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. Holders. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussions below concerning backup withholding and FATCA withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount allocable to accrued and unpaid interest, which will be treated as interest for U.S. federal income tax purposes and be subject to the rules discussed above under “— Payments of Interest”) unless:

•        the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•        the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Holders, and the Non-U.S. Holder generally will be eligible for an exemption from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid and properly executed IRS Form W-8ECI (or successor form). A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided that (i) the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and (ii) the holder certifies its non-U.S. status as described above under “— Payments of Interest” above. However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will be subject to backup withholding or information reporting unless the applicable Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status on IRS Form W-8BEN or IRS Form W8BEN-E (or other applicable or successor form), certain other conditions are met and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption.

Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker (that does not have certain relationships with the United States) generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or other agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed a Non-U.S. Holder’s U.S. federal income tax liability, provided that, in each case, the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from, the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA applies currently to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed Treasury Regulations would eliminate FATCA withholding on payments of gross proceeds entirely.

Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective holders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX OR LEGAL ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND THE CONSEQUENCES UNDER ANY APPLICABLE TREATY.

UNDERWRITING

We are offering the notes described in this prospectus supplement through the underwriters named below. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC are the joint book-running managers of this offering and are acting as the representatives of the underwriters. We have entered into an underwriting agreement with the representatives on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the principal amount of notes listed next to its name in the following table:

Underwriters	Aggregate Principal Amount of 2027	Aggregate Principal Amount of 2029	Aggregate Principal Amount of 2031	Aggregate Principal Amount of 2034	Aggregate Principal Amount of 2054	Aggregate Principal Amount of 2064
J.P. Morgan Securities LLC	$302,650,000	$145,272,000	$302,650,000	$387,392,000	$363,180,000	$193,696,000
Goldman Sachs & Co. LLC	302,650,000	145,272,000	302,650,000	387,392,000	363,180,000	193,696,000
Barclays Capital Inc.	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
BofA Securities, Inc.	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
Wells Fargo Securities, LLC	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
Citigroup Global Markets Inc.	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
Mizuho Securities USA LLC	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
MUFG Securities Americas Inc.	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
Scotia Capital (USA) Inc.	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
TD Securities (USA) LLC	51,450,000	24,696,000	51,450,000	65,856,000	61,740,000	32,928,000
Siebert Williams Shank & Co., LLC	12,500,000	6,000,000	12,500,000	16,000,000	15,000,000	8,000,000
CIBC World Markets Corp.	21,562,000	10,350,000	21,563,000	27,600,000	25,875,000	13,800,000
Deutsche Bank Securities Inc.	21,562,000	10,350,000	21,563,000	27,600,000	25,875,000	13,800,000
PNC Capital Markets LLC	21,562,000	10,350,000	21,563,000	27,600,000	25,875,000	13,800,000
RBC Capital Markets, LLC	21,562,000	10,350,000	21,563,000	27,600,000	25,875,000	13,800,000
Regions Securities LLC	21,563,000	10,350,000	21,562,000	27,600,000	25,875,000	13,800,000
SMBC Nikko Securities America, Inc.	21,563,000	10,350,000	21,562,000	27,600,000	25,875,000	13,800,000
Truist Securities, Inc.	21,563,000	10,350,000	21,562,000	27,600,000	25,875,000	13,800,000
U.S. Bancorp Investments, Inc.	21,563,000	10,350,000	21,562,000	27,600,000	25,875,000	13,800,000
Academy Securities, Inc.	12,500,000	6,000,000	12,500,000	16,000,000	15,000,000	8,000,000
BOK Financial Securities, Inc.	10,600,000	5,088,000	10,600,000	13,568,000	12,720,000	6,784,000
Loop Capital Markets LLC	12,500,000	6,000,000	12,500,000	16,000,000	15,000,000	8,000,000
R. Seelaus & Co., LLC	12,500,000	6,000,000	12,500,000	16,000,000	15,000,000	8,000,000
Total	$1,250,000,000	$600,000,000	$1,250,000,000	$1,600,000,000	$1,500,000,000	$800,000,000

The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Each series of notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market for the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Underwriting Discounts

The underwriters have advised us that they propose initially to offer:

•        the 2027 notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.250% of the principal amount of the 2027 notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.200% of the principal amount of the 2027 notes to certain dealers;

•        the 2029 notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.360% of the principal amount of the 2029 notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.200% of the principal amount of the 2029 notes to certain dealers;

•        the 2031 notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.375% of the principal amount of the 2031 notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.250% of the principal amount of the 2031 notes to certain dealers;

•        the 2034 notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.390% of the principal amount of the 2034 notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.250% of the principal amount of the 2034 notes to certain dealers;

•        the 2054 notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.500% of the principal amount of the 2054 notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.375% of the principal amount of the 2054 notes to certain dealers and

•        the 2064 notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.500% of the principal amount of the 2064 notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.375% of the principal amount of the 2064 notes to certain dealers.

After the initial public offering, the public offering prices and other selling terms may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at $17.9 million and are payable by us.

Price Stabilization, Short Positions

In order to facilitate the offering of the notes, the underwriters (or persons acting on their behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the terms of the notes, and if begun may cease at any time, but must end no later than 30 calendar days after the date on which the issuer has received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the notes, whichever is earlier. Any stabilization action or over-allotment must be conducted by the relevant underwriter (or persons acting on their behalf) in accordance with all applicable laws and rules.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Settlement Cycle

Delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing (such settlement being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before their delivery will be required, by virtue of the fact that the notes will initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on any date prior to one business day before their delivery should consult their advisors.

Notice to Prospective Investors in the EEA

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, or the “PRIIPs Regulation,” for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or the “Financial Promotion Order,” or (iii) high net worth companies, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation. offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors,” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and “permitted clients,” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser of the notes with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by such purchaser within the time limit prescribed by the securities legislation of such purchaser’s province or territory. Such purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or “NI 33-105,” the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth), or “Corporations Act”) has been or will be lodged with the Australian Securities and Investments Commission, or “ASIC,” or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia), neither this prospectus supplement nor the accompanying prospectus or any other offering material or advertisement relating to the notes may be distributed or published in Australia, and any offer under this document is otherwise void and incapable of acceptance unless, in each case: (i) the offer, invitation or distribution is made to a ‘sophisticated investor’ in accordance with section 708(8) of the Corporations Act, including that the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act; (ii) the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license; (iii) the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the disclosure requirements set out in Chapter 6, and the licensing requirements set out in Chapter 7 of the Corporations Act); (iv) the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and (v) such action does not require any document to be lodged with ASIC or the ASX.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Chile

The notes are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the notes do not constitute a public offer of, or an invitation to subscribe for or purchase, the notes in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the “SFO,” and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the “CO,” and which do not constitute an offer or invitation to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither have this prospectus supplement and the accompany prospectus been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement and the accompanying prospectus are advised to exercise caution in relation to any offer of the notes. If recipients are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, they should obtain independent professional advice. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that it, he or she is aware of the restriction on offers of the notes described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that it, he or she is not acquiring and has not been offered any notes in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange, or the “SIX,” or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended) (the “FIEA”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or the account or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time ((the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made in reliance on an exemption under Section 275 of the SFA except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; (d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore, or “CMP Regulations 2018,” unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.

The notes will not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China, or “Taiwan,” pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan, or the “Place of Acceptance,” and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us or our subsidiaries for which they will receive customary fees. Affiliates of certain of the underwriters are also agents and/or lenders under our credit facilities, including the Term Loan Facility, and dealers under our commercial paper program. U.S. Bancorp Investments, Inc. is acting as an underwriter of the notes and is affiliated with the Trustee.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Various legal matters, including the validity of the notes offered by this prospectus supplement and accompanying prospectus and certain other legal matters, will be passed on for ONEOK by Kirkland & Ellis LLP, Houston, Texas and Gable & Gotwals, Tulsa, Oklahoma. Certain legal matters will be passed upon for the underwriters by Paul Hastings LLP, Los Angeles, California.

EXPERTS

The financial statements of ONEOK, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to ONEOK, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, debt, leverage ratios, cash flows and free cash flows and the timing thereof and projected levels and timing of dividends), liquidity, management’s plans and objectives for our future capital-growth projects and other future operations (including plans to construct additional natural gas and NGL pipelines, processing and fractionation facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions, potential or pending strategic transactions, including the Transactions, or other strategic transactions, the timing thereof and our ability to achieve the intended and projected operational, financial and strategic benefits from any such transactions, liquidity and financing requirements, including funding sources and availability; our ability to maintain or improve our credit ratings, leverage levels and financial profile, the expected closing of the Transactions and the timing thereof, ONEOK’s ability to acquire the publicly-held common units in EnLink following the completion of the EnLink Transaction and the timing thereof, and other matters, including matters discussed in the “Summary — Recent Developments” section in this prospectus supplement. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements and other statements contained in, or incorporated by reference into this prospectus supplement and the accompanying base prospectus regarding our environmental, social and other sustainability targets, plans and goals are not an indication that these statements are required to be disclosed in our filings with the SEC, or that we will continue to make similar statements in the same extent or manner in future filings. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards and processes for measuring progress that are still developing and that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained in, or incorporated by reference into, this prospectus supplement or the accompanying base prospectus identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•        the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities;

•        the impact of unfavorable economic and market conditions, inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth;

•        the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability;

•        our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities;

•        the impact of increased attention to environmental, social and governance issues, including climate change, and risks associated with the physical and financial impacts of climate change;

•        risks associated with operational hazards and unforeseen interruptions at our operations;

•        the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss;

•        the risk of increased costs for insurance premiums or less favorable coverage;

•        demand for our services and products in the proximity of our facilities;

•        risks associated with our ability to hedge against commodity price risks or interest rate risks;

•        a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems;

•        exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities;

•        the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes;

•        our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment;

•        the impact of changes in estimation, type of commodity and other factors on our measurement adjustments;

•        excess capacity on our pipelines, processing, fractionation, terminal and storage assets;

•        risks associated with the period of time our assets have been in service;

•        our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows;

•        our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree;

•        our reliance on others to operate certain joint-venture assets and to provide other services;

•        increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater;

•        impacts of regulatory oversight and potential penalties on our business;

•        risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate;

•        the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.;

•        incurrence of significant costs to comply with the regulation of greenhouse gas emissions;

•        the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies;

•        the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control;

•        actions by rating agencies concerning our credit;

•        our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt;

•        an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital;

•        the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes;

•        use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness;

•        the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•        our ability to pay dividends;

•        our exposure to the credit risk of our customers or counterparties;

•        a shortage of skilled labor;

•        misconduct or other improper activities engaged in by our employees;

•        the impact of potential impairment charges;

•        the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees;

•        our ability to maintain an effective system of internal controls;

•        the risk factors listed in the reports we have filed and may file with the SEC;

•        disruptions to our business due to acquisitions and other significant transactions, including the Transactions;

•        the risk that ONEOK’s, EnLink’s and Medallion’s businesses will not be integrated successfully;

•        the risk that cost savings, synergies and growth from the Transactions may not be fully realized or may take longer to realize than expected;

•        the risk that the credit ratings of the combined companies or its subsidiaries may be different from what the companies expect;

•        potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transactions;

•        the risk that a condition to closing of either of the Transactions may not be satisfied, that any party may terminate the applicable Purchase Agreements or that the closing of either of the Transactions might be delayed or not occur at all;

•        the risk that the parties do not receive regulatory approval of the Transactions;

•        the ability of ONEOK, EnLink and Medallion to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s, EnLink’s and Medallion’s operating results and business generally;

•        the risk the Transactions could distract management from ongoing business operations or cause ONEOK, EnLink and/or Medallion to incur substantial costs; and

•        the risk of any litigation relating to the Transactions.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also affect adversely our future results. These and other risks are described in greater detail under the caption “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and the quarter ended June 30, 2024, and in our other filings that we make with the SEC, which are available via the SEC’s website at www.sec.gov and our website at www.oneok.com. Information contained in our website does not constitute part of this prospectus supplement or the accompanying base prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website. You also can obtain information about us at the offices of the NYSE, located at 11 Wall Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the consummation of the offering under this prospectus supplement:

•        ONEOK’s Annual Report on Form 10-K (File No. 001-13643) for the year ended December 31, 2023, filed on February 27, 2024;

•        ONEOK’s Quarterly Reports on Form 10-Q (File No. 001-13643) for the quarter ended March 31, 2024, filed on May 1, 2024 and for the quarter ended June 30, 2024, filed on August 6, 2024;

•        ONEOK’s Current Reports on Form 8-K (File No. 001-13643) filed on February 22, 2024, March 1, 2024, April 19, 2024, May 10, 2024, May 14, 2024, May 24, 2024, July 18, 2024, July 19, 2024, and August 30, 2024; and

•        ONEOK’s Definitive Proxy Statement (File No. 001-13643) filed on April 3, 2024, as amended on May 1, 2024 (solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023).

If information in incorporated documents conflicts with information in this prospectus supplement, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and phone number:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 588-7000

We and the underwriters have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

_____________________

Debt Securities, Common Stock, Stock Purchase Contracts,
Stock Purchase Contract Units, Preferred Stock, Depositary Shares, and Warrants

Guarantee of Debt Securities of ONEOK, Inc. by ONEOK Partners, L.P. and by ONEOK Partners Intermediate Limited Partnership

_____________________

We may offer and sell, from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, which may be fully and unconditionally guaranteed by ONEOK Partners, L.P. and by ONEOK Partners Intermediate Limited Partnership and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (2) shares of our common stock, (3) stock purchase contracts, (4) stock purchase contract units that consist of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (5) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (6) depositary shares, or (7) warrants.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “OKE.”

_____________________

Investing in these securities involves certain risks. Please read “Risk Factors” on page 8 of this prospectus.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_____________________

The date of this Prospectus is June 20, 2023.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. We have not authorized anyone else to provide you with information other than the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•        “ONEOK,” “we,” “our,” “us” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses;

•        “common stock” mean our common stock, par value $0.01 per share;

•        “preferred stock” means our preferred stock, par value $0.01 per share; and

•        “securities” mean the debt securities, common stock, stock purchase contracts, stock purchase contract units, preferred stock, depositary shares and warrants described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically, which you can access over the Internet at www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, is available free of charge through our website at www.oneok.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. Our website is www.oneok.com. Information contained on our website is not part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference.

The documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus are incorporated by reference in this prospectus:

•        Annual Report on Form 10-K (File No. 001-13643) for the year ended December 31, 2022, filed on February 28, 2023;

•        Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed on May 3, 2023;

•        Current Reports on Form 8-K (File No. 001-13643) filed on January 10, 2023 (Items 1.01 and 9.01), January 19, 2023 (Items 8.01 and 9.01), February 24, 2023 (Items 5.03, 5.05 and 9.01), March 3, 2023 (Items 8.01 and 9.01), April 24, 2023 (Items 8.01 and 9.01), May 15, 2023 (Items 1.01, 8.01 and 9.01), May 23, 2023 (Items 8.01 and 9.01), May 26, 2023 (Items 1.01 and 9.01) and May 31, 2023 (Item 5.07);

•        the audited consolidated financial statements of Magellan Midstream Partners, L.P., as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and the related notes thereto, the unaudited consolidated financial statements of Magellan Midstream Partners, L.P., as of March 31, 2023 and for the three months ended March 31, 2023 and 2022 and the related notes thereto, and the unaudited pro forma combined balance sheet of ONEOK, Inc., and its subsidiaries as of March 31, 2023 and unaudited pro forma combined statements of income of ONEOK, Inc. and its subsidiaries for the year ended December 31, 2022 and the three months ended March 31, 2023, and the notes related thereto, in each case, as included in our Registration Statement on Form S-4 filed on June 20, 2023 (the “Form S-4 Registration Statement”); and

•        the description of our common stock contained in our Form 8-A registration statement filed with the SEC on November 21, 1997, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONEOK, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74103
Attention: Corporate Secretary
Telephone: (918) 588-7000

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or in any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flows and projected levels of dividends), liquidity, management’s plans and objectives for our future capital-growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids (“NGLs”) pipelines, processing and fractionation facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements and other statements contained in, or incorporated by reference into, this prospectus regarding our environmental, social and other sustainability targets, plans and goals are not an indication that these statements are required to be disclosed in our filings with the SEC, or that we will continue to make similar statements in the same extent or manner in future filings. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards and processes for measuring progress that are still developing and that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained in, or incorporated by reference into, this prospectus identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•        the impact of inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth;

•        the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•        risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection;

•        demand for our services and products in the proximity of our facilities;

•        economic climate and growth in the geographic areas in which we operate;

•        the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•        the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world, including the current conflict in Ukraine and the surrounding region;

•        performance of contractual obligations by our customers, service providers, contractors and shippers;

•        the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, emissions credits, carbon offsets, carbon pricing, production limits and authorized rates of recovery of natural gas and natural gas transportation costs;

•        changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change;

•        the impact of the transformation to a lower-carbon economy, including the timing and extent of the transformation, as well as the expected role of different energy sources, including natural gas, NGLs and crude oil, in such a transformation;

•        the pace of technological advancements and industry innovation, including those focused on reducing greenhouse gas (“GHG”) emissions and advancing other climate-related initiatives, and our ability to take advantage of those innovations and developments;

•        the effectiveness of our risk-management function, including mitigating cyber- and climate-related risks;

•        our ability to identify and execute opportunities, and the economic viability of those opportunities, including those relating to renewable natural gas, carbon capture, use and storage, other renewable energy sources such as solar and wind and alternative low carbon fuel sources such as hydrogen;

•        the ability of our existing assets and our ability to apply and continue to develop our expertise to support the growth of, and transformation to, various renewable and alternative energy opportunities, including through the positioning and optimization of our assets;

•        our ability to efficiently reduce our GHG emissions (both Scope 1 and 2 emissions), including through the use of lower carbon power alternatives, management practices and system optimizations;

•        the necessity to focus on maintaining and enhancing our existing assets while reducing our Scope 1 and 2 GHG emissions;

•        the effects of weather and other natural phenomena and the effects of climate change (including physical and transformation-related effects) on our operations, demand for our services and commodity prices;

•        acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities;

•        the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss;

•        delays in receiving insurance proceeds from covered losses;

•        the risk of increased costs for insurance premiums, or less favorable coverage;

•        increased costs as a consequence of terrorist attacks, including security-related measures;

•        the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes;

•        competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•        the ability to market pipeline capacity on favorable terms, including the effects of:

•        future demand for and prices of natural gas, NGLs and crude oil;

•        competitive conditions in the overall energy market;

•        availability of supplies of United States natural gas and crude oil; and

•        availability of additional storage capacity;

•        the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•        the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•        risks of marketing, trading and hedging activities, including the risks of changes in commodity prices or the financial condition of our counterparties;

•        our ability to control operating costs and make cost-saving changes;

•        the risks inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 (Coronavirus disease 2019, including variants thereof) pandemic;

•        implementation of new software and hardware; and the impact on the timeliness of information for financial reporting;

•        the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•        the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•        the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, Homeland Security, the PHMSA, the EPA and the CFTC;

•        the mechanical integrity of facilities and pipelines operated;

•        the capital-intensive nature of our businesses;

•        the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns;

•        actions by rating agencies concerning our credit;

•        our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt;

•        our ability to access capital at competitive rates or on terms acceptable to us;

•        our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, fractionation, transportation and storage facilities without labor or contractor problems;

•        our ability to control construction costs and completion schedules of our pipelines and other projects;

•        difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•        the uncertainty of estimates, including accruals and costs of environmental remediation;

•        the impact of uncontracted capacity in our assets being greater or less than expected;

•        the impact of potential impairment charges;

•        the profitability of assets or businesses acquired or constructed by us;

•        the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions, that cost savings, synergies and growth from any such transaction may not be fully realized or may take longer to realize than expected, the credit rating of the combined company may be different than expected and any regulatory or other delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•        the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•        the impact and outcome of pending and future litigation;

•        the impact of recently issued and future accounting updates and other changes in accounting policies;

•        the risk factors listed in the reports we have filed, which are incorporated by reference, and may file with the SEC; and

•        the length, severity and reemergence of a pandemic or other health crisis, such as the COVID-19 pandemic and the measures taken to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course of business for an extended period and increase the cost of operating our business.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also affect adversely our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2022, and Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the period ended March 31, 2023 and in our other filings that we make with the SEC, which are available via the SEC’s website at www.sec.gov and our website at www.oneok.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

ABOUT ONEOK

We are incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange under the trading symbol “OKE.” We are a leading midstream service provider and own one of the nation’s premier NGL systems, connecting NGL supply in the Rocky Mountain, Permian and Mid-Continent regions with key market centers and an extensive network of gathering, processing, fractionation, transportation and storage assets. We apply our core capabilities of gathering, processing, fractionating, transporting, storing and marketing natural gas and NGLs through vertical integration across the midstream value chain to provide our customers with premium services while generating consistent and sustainable earnings growth.

RISK FACTORS

Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated herein by reference and any prospectus supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified above under “Cautionary Statement Regarding Forward-Looking Statements.”

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, ONEOK will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following description states the general terms and provisions of our debt securities. The debt securities offered by this prospectus will be issued under one of two separate indentures among us, ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership (together with ONEOK Partners, L.P., the “Guarantors”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part. The debt securities will be unsecured obligations of ONEOK and will be either senior or subordinated debt. Senior debt will be issued under a senior indenture and subordinated debt will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” Each prospectus supplement that we provide when we offer debt securities will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise specified in this prospectus, the term “debt securities” includes senior debt securities and subordinated debt securities and the descriptions of the debt securities describe both the senior debt securities and the subordinated debt securities unless otherwise specified in this prospectus or any prospectus supplement.

We have summarized the material terms and provisions of the Indentures in this section. The summary is not complete. We have filed the forms of each of the Indentures as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable form of Indenture for additional information before you buy any debt securities. Each of the Indentures is qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the applicable Indenture. In this section, “we,” “us” and “our” refer only to ONEOK, Inc. and not to any of our subsidiaries.

Debt securities issued under either Indenture will be issued as part of a series that will be established pursuant to a supplemental indenture or other authorized corporate action designating the specific terms of the series of debt securities. A prospectus supplement will describe these terms and will include, among other things, the following:

•        the title of the debt securities of the particular series and whether the debt securities will be senior debt securities or subordinated debt securities;

•        the total principal amount of those debt securities and the percentage of their principal amount at which we will issue those debt securities;

•        the date or dates on which the principal of those debt securities will be payable;

•        the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

•        the place or places where payments on those debt securities will be made, where holders may surrender their debt securities for transfer or exchange and where to serve notices or demands;

•        any provisions for optional redemption or early repayment;

•        any provisions that would obligate us to redeem, purchase or repay those debt securities;

•        any provisions for conversion or exchange of the debt securities;

•        whether payments on the debt securities of the particular series will be payable by reference to any index, formula or other method;

•        any deletions from, changes of or additions to the events of default, covenants or other provisions described in this prospectus;

•        the portion of the principal amount of those debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•        any additional means of defeasance of all or any portion of those debt securities, any additional conditions or limitations to defeasance of those debt securities or any changes to those conditions or limitations;

•        any provisions granting special rights to holders of the debt securities of the particular series upon the occurrence of events identified in the prospectus supplement;

•        if other than the trustee, the designation of any paying agent or security registrar for those debt securities and the designation of any transfer or other agents or depositories for those debt securities;

•        whether we will issue the debt securities of the particular series in individual physical certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

•        the denominations in which we will issue the debt securities of the particular series or in which they may be owned, if other than $1,000 or any integral multiple of $1,000;

•        whether the debt securities of such series will be guaranteed by the Guarantors pursuant to the guarantee provisions of the Indenture governing such series, any modifications to the terms of such provisions applicable to the debt securities of such series and the applicability of any other guarantees; and

•        any other terms or conditions that are consistent with such Indenture, which may include the applicability of or change in the subordination provisions of such Indenture or providing collateral, security or assurance for a series of debt securities.

We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These discounted debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Certain Restrictive Covenants Under Our Senior Indenture

Under the senior indenture, we have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding or, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “— Glossary.” Our Restricted Subsidiaries are those that own or lease a Principal Property.

Other than the restrictions on Liens and Sale/Leaseback transactions under the senior indenture described below, the Indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of any debt securities in the event we participate in a highly leveraged transaction. The Indentures and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of change-in-control, recapitalization or similar restructuring or otherwise or upon a decline in our credit rating.

For these purposes, “debt” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

Limitation on Liens

We agree that we will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any debt secured by any Lien on any Principal Property, or on shares of stock or debt of any Restricted Subsidiary, without making effective provision for the outstanding securities issued under the senior indenture (except as otherwise specified pursuant to an applicable supplemental indenture) to be secured by the Lien equally and ratably with (or prior to) any and all debt and obligations secured or to be secured thereby for so long as such debt is so secured, except that the foregoing restriction will not apply to:

•        Any Lien existing on the date of the first issue of securities under the senior indenture.

•        Any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into us or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary.

•        Any Lien on any Principal Property existing at the time of acquisition of such Principal Property by us or a Restricted Subsidiary, whether or not assumed by us or such Restricted Subsidiary, provided that no such Lien may extend to any other Principal Property of ours or of any Restricted Subsidiary.

•        Any Lien on any Principal Property (including any improvements on an existing Principal Property) of ours or of any Restricted Subsidiary, and any Lien on the shares of stock of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Indebtedness incurred by us or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of such Principal Property and provided, further, that no such Lien may extend to any other Principal Property of us or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located.

•        Any Lien on any Principal Property or Restricted Securities to secure debt owing to us or to another Restricted Subsidiary.

•        Any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure debt incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien.

•        Any Lien created in connection with a project financed with, and created to secure, non-recourse indebtedness.

•        Carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings.

•        Liens (other than Liens imposed by Employee Retirement Income Security Act of 1974) on the property of ours or any of our Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation.

•        Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that we have or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate.

•        Any right which any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of ours upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate our property and business.

•        Any Liens, neither assumed by us or any Restricted Subsidiary or on which we or any Restricted Subsidiary customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by us or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes.

•        Easements or reservations in any property of ours or of any Restricted Subsidiary for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of ours or of any Restricted Subsidiary.

•        Any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in above, provided that the debt secured thereby may not exceed the principal amount of debt so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, shares of stock or debt that secured the Lien renewed or refunded.

•        Any Lien not permitted above securing debt that, together with the aggregate outstanding principal amount of other secured debt that would otherwise be subject to the foregoing restrictions (excluding debt secured by Liens permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions (not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in the third and fourth “bullet points” in “Limitations on Sale and Leaseback Transactions”) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

We agree that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

•        we or a Restricted Subsidiary would be entitled, without securing the outstanding securities under the senior indenture, to incur debt secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction;

•        the Attributable Debt associated therewith would be in an amount permitted under the “basket” described above under “Limitation on Liens”;

•        the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are used for the business and operations of us or any subsidiary; or

•        within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any outstanding securities issued under the senior indenture or Funded Indebtedness of ours or of a Restricted Subsidiary (other than Funded Indebtedness that is held by us or any Restricted Subsidiary or Funded Indebtedness of ours that is subordinate in right of payment to any outstanding securities issued under the senior indenture).

Glossary

“Attributable Debt” means, as to any particular Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or yield to maturity, in the case of senior debt securities originally sold at a discount) borne by the debt securities then outstanding under the senior indenture, compounded annually.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) that under generally accepted accounting principles, or GAAP, would be included on a consolidated balance sheet of ours and our subsidiaries after deducting therefrom (A) all current liabilities, provided, however, that there will not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same has not been finally determined, (B) appropriate allowance for minority interests in common stocks of subsidiaries and (C) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on the consolidated balance sheet.

“Funded Indebtedness” as applied to any Person, means all debt of that Person maturing after, or renewable or extendable at that Person’s option beyond, 12 months from the date of determination.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing debt; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (1) any acquisition by us or any of our Restricted Subsidiaries of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (2) any conveyance or assignment whereby we or any Restricted Subsidiary convey or assign to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (3) any Lien upon any property or assets either owned or leased by us or any Restricted Subsidiary or in which we or any Restricted Subsidiary own an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets (or property or assets with which it is unitized) the payment to that Person or Persons of our or a Restricted Subsidiary’s proportionate part of such development or operating expenses or (4) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any property located in the United States, except any property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated subsidiaries.

“Restricted Securities” means shares of stock or debt of any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary that owns or leases Principal Property.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any Restricted Subsidiary lease any Principal Property that has been or is to be sold or transferred by us to that Person, other than (1) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under GAAP, (2) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property and (4) the ground lease for ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

Consolidation, Merger and Sale of Assets

The Indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, unless we inform you otherwise in the prospectus supplement, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•        immediately after giving effect to the transaction, no default or event of default under either of the Indentures would have occurred and be continuing or would result from the transaction;

•        we are the continuing corporation or, if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the Indenture and those debt securities; and

•        we provide the trustee with a certificate and a legal opinion, each stating that the applicable Indenture permits the transaction.

Under the senior indenture, if we engage in any of these transactions that result in any Principal Property or shares of stock or debt of any Restricted Subsidiary becoming subject to any Lien and unless we are otherwise able to create that Lien, the senior debt securities (so long as those senior debt securities are entitled to the protection of the “Limitation on Liens” covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default for a series of debt securities:

•        our failure to pay interest on that series of debt securities for 30 days after it becomes due and payable;

•        our failure to pay principal of or any premium on that series of debt securities when due;

•        our failure to comply with any of our covenants or agreements for that series of debt securities or in the applicable Indenture (other than an agreement or covenant that we have included in such Indenture solely for the benefit of less than all series of debt securities) for 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure provide written notice to us;

•        the default under any agreement under which we have or any Restricted Subsidiary has at the time outstanding debt in excess of $100,000,000 and, if that debt has not already matured, it has been accelerated and the acceleration is not rescinded within 30 days after we receive notice from the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series so long as, prior to the entry of judgment in favor of the trustee for payment of the debt securities of that series, we do not cure the default, or the default under the agreement has not been waived;

•        various events involving our bankruptcy, insolvency or reorganization; or

•        any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of a series of debt securities of any default or event of default (except in any payment on that series of debt securities) if the trustee considers it in the interest of the holders of that series of debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities affected, voting as one class) may require us to pay on an accelerated basis the principal of and all accrued and unpaid interest on those debt securities. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all debt securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to the trustee.

The holders of a majority in principal amount of debt securities of any series have the right to waive past defaults under the applicable Indenture that relate to that series except for a default in the payment on the debt securities or a provision that can only, under the applicable Indenture, be modified or amended if all holders that are affected consent.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities affected, voting as one class) may direct the time, method and place of:

•        conducting any proceeding for any remedy available to the trustee; and

•        exercising any trust or power conferred on the trustee.

The Indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the Indentures.

Modification and Waiver

We and each guarantor (if any) may amend or supplement either of the Indentures if the holders of a majority in principal amount of the outstanding debt securities of all series that the amendment or supplement affects (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•        reduce the principal of the debt security or change its stated maturity;

•        reduce the rate of or change the time for payment of interest on the debt security;

•        reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•        change any obligation to pay additional amounts on the debt security;

•        impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•        impair the holder’s right to convert or exchange any debt security;

•        reduce the percentage of principal amount of debt securities whose holders must consent to an amendment to or supplement of the applicable Indenture;

•        reduce the percentage of principal amount of debt securities necessary to waive compliance with some of the provisions of the applicable Indenture; or

•        modify provisions relating to amendment or waiver, except to increase percentages or to provide that other provisions of the applicable Indenture cannot be amended or waived without the consent of each holder affected.

We and each guarantor (if any) may amend or supplement either of the Indentures or waive any provision of such Indenture without the consent of any holders of debt securities in various circumstances, including:

•        to provide for the assumption of our obligations under the applicable Indenture and the debt securities by a successor;

•        to add covenants that would benefit the holders of any debt securities or to surrender any of our rights or powers;

•        to provide for the issuance of additional securities, including debt securities of a particular series, under the applicable Indenture;

•        to add events of default;

•        to provide any security for or guarantees of any series of debt securities;

•        to provide for the form or terms of any series of debt securities;

•        to appoint a successor trustee or to provide for the administration of the trusts under the applicable Indenture by more than one trustee;

•        to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the interests of the holders of outstanding debt securities of any series;

•        to make any change to the extent necessary to permit or facilitate defeasance or discharge of any series of debt securities that does not adversely affect the interests of the holders of outstanding debt securities of any series;

•        to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•        to permit the qualification of the applicable Indenture under the Trust Indenture Act;

•        to change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•        to add to, change or eliminate any of the provisions of the applicable Indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or shall become effective only when there is no such debt security outstanding;

•        reflect the release of any guarantor of its obligations under the guarantee, in the manner provided by the indenture; or

•        to make any change that does not affect the rights of any holder.

The holders of a majority in principal amount of the outstanding debt securities under either Indenture may waive our obligations to comply with various covenants, including those relating to:

•        our obligation to secure the debt securities in the event of mergers, consolidations and sales of assets;

•        corporate existence;

•        with respect to the senior debt securities, the restrictions on Liens and Sale/Leaseback Transactions; and

•        defeasance.

When we use the term defeasance, we mean discharge from some or all of our obligations under either Indenture. If we deposit with the trustee funds or government securities the maturing principal and interest of which is sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•        “legal defeasance,” which means that we and each guarantor (if any) will be discharged from our obligations with respect to the debt securities of that series; or

•        “covenant defeasance,” which means that we will no longer have any obligation to comply with the restrictive covenants under the applicable Indenture and any other restrictive covenants that apply to that series of the debt securities, and the related events of default will no longer apply to us.

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable Indenture, to provide temporary debt securities, to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities or to maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Subordination Provisions for Subordinated Debt Securities

Any subordinated debt securities issued under the subordinated indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness. The following provisions will apply to the subordinated debt securities unless otherwise specified in the prospectus supplement:

Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated debt securities, if any, the payment of principal, any premium and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

•        we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•        we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

•        the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “— Events of Default.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage upon notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

“Senior Indebtedness” is defined in the subordinated indenture to mean, with respect to us,

(i)     the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii)    all our finance lease, purchase money and similar obligations;

(iii)   all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv)   all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, or any obligation under options or any similar credit or other transaction;

(v)    all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi)   all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii)  all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii) all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

(ix)   all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above; whether incurred on or prior to the date of the subordinated indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness, (2) debt securities issued pursuant to the subordinated indenture and guarantees in respect of such debt securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to debt securities issued pursuant to the subordinated indenture), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to debt securities issued pursuant to the subordinated indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Additional Junior Indebtedness” is defined in the subordinated indenture to mean, without duplication and other than the subordinated debt securities, any indebtedness, liabilities, guarantees or obligations of ours or any of our subsidiaries, under debt securities (or guarantees in respect of debt securities or preferred securities) initially issued after the date of the subordinated indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of ours or any subsidiary of ours in connection with the issuance by that entity of preferred securities or other securities that are issued on a pari passu basis with the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Guarantee

To the extent provided in a prospectus supplement and either a supplemental indenture or a resolution of our board of directors, in each case, relating to a particular series of debt securities, each of our subsidiaries that becomes a guarantor of the debt securities of such series, and any of our subsidiaries that is a successor thereto, will fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the applicable indenture and such debt securities by us to the trustee or the holders of such debt securities, however, such guarantors will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors.

Satisfaction and Discharge

The Indentures will cease to be of further effect and will be deemed to have been satisfied and discharged with respect to a particular series of debt securities, when the following conditions have been satisfied:

•        all debt securities of that series have been delivered to the trustee for cancellation, or all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year, and we:

•        irrevocably deposit with the trustee, in trust, funds sufficient to pay and discharge the entire indebtedness on the senior debt securities of that series that had not been previously delivered for cancellation, for principal (and premium, if any) and interest, if any, to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be;

•        have paid or caused to be paid all other sums payable under the applicable Indenture or have made arrangements for any such payments satisfactory to the payee; and

•        have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions precedent provided for satisfaction and discharge of the Indenture have been complied with.

Governing Law

New York law governs the Indentures and the debt securities.

Trustee

U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) is trustee under the Indentures. The Indentures provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indentures. The Indentures contain limitations on the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize payment on property received for those claims, as security or otherwise. The trustee is permitted to engage in other transactions with us in the ordinary course of business. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign. Affiliates of the trustee may engage in other transactions with us in the ordinary course of business from time to time.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Holders may exchange debt securities of any series for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable Indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security either:

•        during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of that notice; or

•        if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder’s registered address or, for global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, we have designated the trustee as our paying agent for payments on debt securities issued under the Indentures. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money they are holding for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF GUARANTEE OF DEBT SECURITIES

To the extent provided in a prospectus supplement and either an indenture supplement or a resolution of our board of directors, in each case, relating to a particular series of debt securities, each of our subsidiaries that becomes a guarantor of the debt securities of such series, and any of our subsidiaries that is a successor thereto, will fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the applicable indenture and such debt securities by us to the trustee or the holders of such debt securities, and any provisions permitting a release of such guarantee will be included in such prospectus supplement and indenture supplement or resolution, however, such guarantors will not otherwise be subject to the covenants, obligations and duties provided for in the indenture solely in their capacity as guarantors.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue a total of 1,300,000,000 shares of all classes of capital stock. Of those authorized shares, 1,200,000,000 are shares of common stock, 447,528,313 shares of which were outstanding as of June 16, 2023, and 100,000,000 are shares of preferred stock. Of the authorized preferred stock, there are 20,000,000 shares designated as Convertible Preferred Stock, Series A (none of which was outstanding on June 16, 2023), 30,000,000 shares designated as Convertible Preferred Stock, Series B (none of which was outstanding on June 16, 2023), 1,000,000 shares designated as Series C Participating Preferred Stock (none of which was outstanding on June 16, 2023), and 20,000 shares designated as Series E Non-Voting Perpetual Preferred Stock (all of which were outstanding on June 16, 2023).

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

The following description is a summary of the material provisions of our capital stock and various provisions of our certificate of incorporation and bylaws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of June 16, 2023, there were 12,880 holders of record. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Subject to any preferential rights of any prior ranking class or series of capital stock, including the preferred stock, holders of our common stock are entitled to receive dividends on that stock, payable either in cash, property or shares out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our shareholders in the event of liquidation, dissolution or winding-up. Subject to various exceptions, we will not be able to pay any dividend or make any distribution of assets on shares of our common stock until we pay dividends on any shares of preferred stock then outstanding with dividend or distribution rights senior to our common stock.

Holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that holders of more than one-half of the outstanding shares of our voting securities will be able to elect all of the directors then standing for election and holders of the remaining shares will not be able to elect any director.

Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws.

Holders of our common stock will have no conversion, sinking fund or redemption rights.

Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our bylaws may discriminate against holders of a substantial amount of the shares of our common stock. See “— Oklahoma Law” and “— Certificate of Incorporation and Bylaws.” Similarly, some provisions of our certificate of incorporation and our bylaws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class.

Our board has authorized series designated as Convertible Preferred Stock, Series A, Convertible Preferred Stock, Series B and Series C Participating Preferred Stock. Our board has further authorized a series of preferred stock designated as Series E Non-Voting Perpetual Preferred Stock, which pays quarterly dividends on each share, when, as and if declared by our board, at a rate of 5.5% per year. In April 2017, through a wholly owned subsidiary, we issued and contributed 20,000 shares of Series E Preferred Stock to ONEOK Foundation, Inc. for use in future charitable and nonprofit causes. No other shares of Series E Non-Voting Perpetual Preferred Stock have been issued.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. The issuance of our preferred stock is also subject to our certificate of incorporation.

Preemptive Rights

No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities, convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Oklahoma Law

Oklahoma Takeover Statute

We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

•        prior to the date that person became an interested shareholder, the corporation’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder;

•        upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•        on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination was approved by the corporation’s board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•        any merger or consolidation involving the corporation and an interested shareholder;

•        any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested shareholder;

•        subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder;

•        any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•        the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

For purposes of the description above and Section 1090.3, the term “corporation” also includes a corporation’s majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

Oklahoma Control Share Provisions

Our certificate of incorporation provides that we are not subject to the control share provisions of the Oklahoma General Corporation Act. With exceptions, these provisions prevent holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the Oklahoma General Corporation Act in the future, this provision may delay the time it takes anyone to gain control of us.

Certificate of Incorporation and Bylaws

Exculpation

Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

•        the director or officer has breached his or her duty of loyalty to ONEOK or its shareholders;

•        the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•        the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or

•        the director or officer derived an improper personal benefit from the transaction.

Indemnification

We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

•        is or was our director, officer, employee or agent; or

•        is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or as a member of any committee or similar body.

Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act are, in the opinion of the SEC, against public policy as expressed in the Securities Act and are unenforceable.

Shareholder Action; Special Meeting of Shareholders

Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our bylaws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

Advance Notice Requirements for Shareholder Proposals

At any annual meeting of our shareholders, the only business that shall be brought before the meeting is that which is brought:

•        pursuant to our notice of meeting;

•        by or at the discretion of our board of directors; or

•        by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who comply with the notice procedures set forth in our bylaws as summarized below.

For business to be properly brought before an annual meeting by a shareholder pursuant to the immediately preceding clause, the shareholder must have given timely notice in writing to our secretary. To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days or more than 150 calendar days before the date our proxy statement is released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. The shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

•        a brief description of and the reasons for proposing the matter at the meeting;

•        with respect to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•        the name and address of such person;

•        the class or series and number of shares of ONEOK which are owned beneficially and of record by such person and any affiliates or associates of such person;

•        the name of each nominee holder of shares of all stock of ONEOK owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of ONEOK held by each such nominee holder;

•        whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of ONEOK; and

•        whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of ONEOK) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of ONEOK;

•        a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

•        any material interest of the shareholder of record, the beneficial owner, if any, on whose behalf the proposal is made, or any affiliate or associate of any of the foregoing, in the proposal;

•        a description of all agreements, arrangements and understandings between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, and any other person or persons (including their names) in connection with the proposal of the business by the shareholder; and

•        all other information that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders.

Higher Vote for Some Business Combinations and Other Actions

Subject to various exceptions, including acquiring 85% of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10% of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

•        a majority vote of all of the independent directors; or

•        the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person.

In addition, our certificate of incorporation provides that our bylaws may only be adopted, amended or repealed by a majority of the board of directors or by 80% of our shareholders, voting as a class. Our certificate of incorporation also requires the affirmative vote of 80% of our shareholders to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things,

•        the number of directors and the manner of electing those directors, including the election of directors to newly created directorships;

•        provisions relating to changes in the bylaws;

•        a director’s personal liability to us or our shareholders;

•        shareholder ratification of various contracts, transactions and acts; and

•        voting requirements for approval of business combinations.

Transactions with Interested Parties

Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of the board at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Equiniti Trust Company (“EQ Shareowner Services” or “EQ”).

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE CONTRACT UNITS

We may issue stock purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such stock purchase contracts. Stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the prepaid stock purchase contracts will be issued under one of the Indentures. The stock purchase contracts may be issued separately or as part of a stock purchase contract unit that consists of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contract units, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase contract units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the stock purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such stock purchase contracts or stock purchase contract units and (c) if applicable, the prepaid stock purchase contracts and the documents pursuant to which such prepaid stock purchase contracts will be issued. Some of the material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights (to be set forth in the applicable prospectus supplement) include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•        in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•        in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

•        in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

•        the period during which you may exercise the warrants;

•        any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•        the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•        any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•        in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•        in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of our securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by GableGotwals, Tulsa, Oklahoma, except that Latham & Watkins LLP, Austin, Texas, will pass upon such matters to the extent governed by New York law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ONEOK, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Magellan Midstream Partners, L.P. for the year ended December 31, 2022, and the effectiveness of Magellan Midstream Partners, L.P.’s internal control over financial reporting as of December 31, 2022 included in ONEOK, Inc.’s Form S-4 Registration Statement dated June 20, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ONEOK, Inc.

$1,250,000,000 4.250% Notes due 2027

$600,000,000 4.400% Notes due 2029

$1,250,000,000 4.750% Notes due 2031

$1,600,000,000 5.050% Notes due 2034

$1,500,000,000 5.700% Notes due 2054

$800,000,000 5.850% Notes due 2064

________________________________________

Prospectus Supplement

________________________________________

Joint Book-Runners

J.P. Morgan
Goldman Sachs & Co. LLC
Barclays
BofA Securities
Wells Fargo Securities
Citigroup
Mizuho
MUFG
Scotiabank
TD Securities
Siebert Williams Shank

Co-Managers

CIBC Capital Markets
Deutsche Bank Securities
PNC Capital Markets LLC
RBC Capital Markets
Regions Securities LLC
SMBC Nikko
Truist Securities
US Bancorp
Academy Securities
BOK Financial Securities, Inc.
Loop Capital Markets
R. Seelaus & Co., LLC

September 10, 2024